Exhibit 5.1
[Letterhead of Morrison & Foerster LLP]
September 1, 2011
UDR, Inc.
1745 Shea Center Drive, Suite 200
Highlands Ranch, Colorado 80129
Ladies and Gentlemen:
Re: UDR, Inc. and United Dominion Realty, L.P. — Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to UDR, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company and United Dominion Realty, L.P., a Delaware partnership (the “Operating Partnership”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of a registration statement on Form S-3 (the “Registration Statement”) relating to the offering from time to time, together or separately and in one or more series (if applicable), of an indeterminate amount of (i) shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), (ii) shares of the Company’s preferred stock, without par value (“Preferred Stock”), (iii) debt securities of the Company (“Debt Securities”), which may be senior, senior subordinated or junior subordinated, which may be guaranteed by certain of the Company’s subsidiaries, including the Operating Partnership (“Guarantees of Debt Securities”), and which may be convertible into Common Stock or Preferred Stock, (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (v) subscription rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (“Subscription Rights”), (vi) contracts to purchase Common Stock (“Stock Purchase Contracts”) and (vii) stock purchase units consisting of Stock Purchase Contracts and beneficial interests in Debt Securities, Preferred Stock or the debt obligations of third parties, including U.S. treasury securities (“Stock Purchase Units,” and together with Debt Securities, Guarantees of Debt Securities, Common Stock, Preferred Stock, Warrants, Subscription Rights and Stock Purchase Contracts, the “Securities”). The Securities being registered under the Registration Statement will be offered by the Company on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.
     The Debt Securities are to be issued from time to time pursuant to either (i) the senior indenture, dated as of November 1, 1995 (the “Senior Indenture”), between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and U.S. Bank National Association (successor trustee to Wachovia Bank, National Association, formerly know as First Union National Bank of Virginia), as trustee (the “Trustee”), as supplemented by

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September 1, 2011

the First Supplemental Indenture, dated as of May 3, 2011, between the Company, the Operating Partnership, as guarantor, and the Trustee, and as further amended or supplemented from time to time, or (ii) the subordinated indenture, dated as of August 1, 1994 (the “Subordinated Indenture,” and together with the Senior Indenture, the “Indentures”), between the Company (successor by merger to United Dominion Realty Trust, Inc., a Virginia corporation) and U.S. Bank National Association (successor trustee to Crestar Bank), as trustee, as amended or supplemented from time to time.
     The Guarantees of the Debt Securities are to be issued from time to time pursuant to (i) the Guaranty of the Operating Partnership with respect to the Senior Indenture, dated as of September 30, 2010 (the “Senior Guaranty”), or (ii) one or more other guaranties or guarantee agreements to be entered into between the Company and one or more guarantors to be identified therein, which may include certain of the Company’s subsidiaries other than the Operating Partnership (each, an “Additional Guaranty,” and together with the “Senior Guaranty,” the “Guarantee Agreements” and each, a “Guarantee Agreement”).
     The Warrants are to be issued from time to time pursuant to (i) one or more indentures to be entered into between the Company and a trustee named therein (each, a “Warrant Indenture”) or (ii) one or more warrant agreements (each, a “Warrant Agreement”) to be entered into by the Company and one or more institutions, as warrant agents (each, a “Warrant Agent”), each to be identified in the applicable Warrant Agreement.
     The Subscription Rights are to be issued from time to time pursuant to (i) one or more subscription rights certificates (each, a “Subscription Rights Certificate”) or (ii) one or more subscription rights agreements (each, a “Subscription Rights Agreement”) to be entered into by the Company and one or more institutions, as subscription agents (each a “Subscription Agent”), each to be identified in the applicable Subscription Agreement.
     The Stock Purchase Contracts are to be issued from time to time pursuant to one or more stock purchase contract agreements or governing instruments or other agreements (each, a “Stock Purchase Contract Agreement”) to be entered into by the Company and one or more institutions, as stock purchase contract agent (each, a “Stock Purchase Contract Agent”), each to be identified in the applicable Stock Purchase Contract Agreement, on behalf of the holders from time to time of the Stock Purchase Contracts.
     The Stock Purchase Units are to be issued from time to time pursuant to one or more stock unit agreements (each, a “Stock Unit Agreement”) to be entered into by the Company, one or more institutions, as stock unit agents (each, a “Stock Unit Agent”), each to be identified in the applicable Stock Unit Agreement, and the holders from time to time of the Stock Purchase Units.
     In connection with this opinion, we have examined such corporate records, documents, instruments, certificates of public officials and of the Company and such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We also have

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September 1, 2011

examined the Registration Statement, including the Indentures and the Senior Guarantee Agreement.
     In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.
     The opinions hereinafter expressed are subject to the following qualifications and exceptions:
     (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;
     (ii) limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of any Securities, and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where their breach is not material; and
     (iii) our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.
     Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:
     1. When the Registration Statement has become effective under the Securities Act, when the terms of the Debt Securities to be issued under the applicable Indenture and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Debt Securities have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Debt Securities will be valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.
     2. When the Registration Statement has become effective under the Securities Act, when the terms of the Warrants to be issued under the applicable Warrant Indenture or Warrant Agreement and of their issuance and sale have been duly established in conformity with the applicable Warrant Indenture or Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company,

UDR, Inc.
September 1, 2011

and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Indenture or Warrant Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Warrants will constitute valid and legally binding obligations of the Company. The Warrants covered by the opinion in this paragraph include any Warrants that may be issued as part of a Stock Purchase Unit or upon exercise or otherwise pursuant to the terms of any other Securities.
     3. When the Registration Statement has become effective under the Securities Act, when the terms of the Subscription Rights to be issued under the applicable Subscription Rights Certificate or Subscription Rights Agreement and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Certificate or Subscription Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and when the Subscription Rights have been duly executed and authenticated in accordance with the applicable Subscription Rights Certificate or Subscription Rights Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company, the Subscription Rights will constitute valid and legally binding obligations of the Company. The Subscription Rights covered by the opinion in this paragraph include any Subscription Rights that may be issued as part of a Stock Purchase Unit or upon exercise or otherwise pursuant to the terms of any other Securities.
     4. When the Registration Statement has become effective under the Securities Act, when the terms of the applicable Stock Purchase Contract Agreement or governing instruments or other agreements under which certain of the Stock Purchase Contracts are to be issued have been duly established and the applicable Stock Purchase Contract Agreement has been duly executed and delivered, when the terms of such Stock Purchase Contracts and of their issuance and sale have been duly established in conformity with the applicable Stock Purchase Contract Agreement and when such Stock Purchase Contracts have been duly executed and authenticated in accordance the applicable Stock Purchase Contract Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Stock Purchase Contracts will constitute valid and legally binding obligations of the Company. The Stock Purchase Contracts covered by the opinion in this paragraph include any Stock Purchase Contracts of the Company that may be issued as part of a Stock Purchase Unit or upon exercise or otherwise pursuant to the terms of any other Securities.

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September 1, 2011

     5. When the Registration Statement has become effective under the Securities Act, when the terms of the applicable Stock Unit Agreement under which certain of the Stock Units of the Company are to be issued have been duly established and the applicable Stock Unit Agreement has been duly executed and delivered, when the terms of such Stock Units and of their issuance and sale have been duly established in conformity with the applicable Stock Unit Agreement and when such Stock Units have been duly executed and authenticated in accordance with the applicable Stock Unit Agreement and issued and sold as contemplated in the Registration Statement, and if all the foregoing actions are taken pursuant to the authority granted in the resolutions of the Board of Directors of the Company and so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, such Stock Units will constitute valid and legally binding obligations of the Company. The Stock Units covered by the opinion in this paragraph include any Stock Units that may be issued upon exercise or otherwise pursuant to the terms of any other Securities.
     6. Each of the Guarantees of Debt Securities pursuant to the Senior Guaranty is a valid, binding and enforceable obligation of the Company, entitled to the benefits of the Senior Guaranty; and each of the Guarantees of Debt Securities pursuant to any Additional Guaranty will be a valid, binding and enforceable obligation of the Company, entitled to the benefits of such Additional Guaranty.
     In rendering the opinions expressed above, we have further assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws, (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement, (iii) the terms of the Securities will conform, where applicable, to the respective forms thereof that have been filed as exhibits to the Registration Statement and the terms of all Securities will conform in all material respects to the respective descriptions thereof in the Prospectus which is part of the Registration Statement (the “Prospectus”), (iv) the Securities will be sold and delivered to, and paid for by, the purchasers at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, (v) the Company will authorize the offering and issuance of the Securities and has authorized, executed and delivered or will authorize, execute and deliver the applicable Senior Indenture, Subordinated Indenture, Guarantee Agreement, Warrant Indenture, Warrant Agreement, Subscription Rights Certificate, Subscription Rights Agreement, Stock Purchase Contract Agreement, Stock Unit Agreement and any other document contemplated thereby or by the Registration Statement and will take any other appropriate additional corporate action and (vi) certificates, if required, representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned.

UDR, Inc.
September 1, 2011

     We express no opinion as to matters governed by laws of any jurisdiction other than the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.
     We hereby consent to the use of our name under the heading “Legal Matters” in the Registration Statement to be filed by the Company and the Operating Partnership with the Commission. We further consent to your filing a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law.
Very truly yours,
/s/ Morrison & Foerster LLP